UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2012

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 North Martingale Road
Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Career Education Corporation (the “Company”) held its Annual Meeting of Stockholders on May 17, 2012 and the following matters were voted on at that meeting:

(1)	The Company’s stockholders voted as follows to elect seven directors to the Company’s Board of Directors:

Directors:	Votes For:	Against:	Abstain:	Broker Non-Votes:
Dennis H. Chookaszian	50,243,526	2,666,806	85,557	5,143,944
David W. Devonshire	50,096,957	2,809,870	89,062	5,143,944
Patrick W. Gross	44,539,007	8,354,301	102,581	5,143,944
Gregory L. Jackson	48,140,178	4,776,505	79,206	5,143,944
Thomas B. Lally	50,224,921	2,676,121	94,847	5,143,944
Steven H. Lesnik	51,946,185	966,910	82,794	5,143,944
Leslie T. Thornton	50,306,340	2,599,179	90,370	5,143,944

(2)	The Company’s stockholders approved, on a nonbinding advisory basis, the executive compensation paid by the Company to its named executive officers, by the votes set forth in the table below:

Votes For:	Against:	Abstain:	Broker Non-Votes:
27,511,790	25,373,712	110,387	5,143,944

(3)	The Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to expand the maximum number of director positions from nine to eleven, by the votes set forth in the table below:

Votes For:	Against:	Abstain:	Broker Non-Votes:
57,467,078	645,782	26,973	0

(4)	The Company’s stockholders voted as follows to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2012:

Votes For:	Against:	Abstain:	Broker Non-Votes
57,859,011	249,531	31,291	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and Corporate Secretary

Dated: May 22, 2012